Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                          For the Month of January 2000
                     Distribution Date of February 15, 2000
                            Servicer Certificate #45

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $53,062,544.68
Beginning Pool Factor                                        0.1153674

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $3,739,073.53
     Interest Collected                                    $369,064.74

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $59,893.79
Total Additional Deposits                                   $59,893.79

Repos / Chargeoffs                                          $25,930.25
Aggregate Number of Notes Charged Off                               64

Total Available Funds                                    $4,168,032.06

Ending Pool Balance                                     $49,297,540.90
Ending Pool Factor                                           0.1071816

Servicing Fee                                               $44,218.79

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,790,070.57
     Target Percentage                                           5.00%
     Target Balance                                      $2,464,877.05
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                  ($131,249.31)
     Ending Balance                                      $9,658,821.26

Current Weighted Average APR:                                   8.911%
Current Weighted Average Remaining Term (months):                13.08

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days            $778,007.47       469
                                 31 - 60 days           $219,811.68       146
                                 60+  days               $95,924.61        48

     Total:                                           $1,093,743.76       489

     Balances:                   60+  days              $695,300.82        48

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $54,012.20
+    Excess Serv.                                        $77,237.11
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,790,070.57

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of January 2000

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $53,062,544.68
Ending Pool Balance                           $49,297,540.90

Collected Principal                            $3,739,073.53
Collected Interest                               $369,064.74
Charge - Offs                                     $25,930.25
Liquidation Proceeds / Recoveries                 $59,893.79
Servicing                                         $44,218.79
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $4,123,813.27

Beginning Balance                             $53,062,544.68             $0.00     $46,797,901.96     $6,264,642.72

Interest Due                                     $281,572.38             $0.00        $247,638.90        $33,933.48
Interest Paid                                    $281,572.38             $0.00        $247,638.90        $33,933.48
Principal Due                                  $3,765,003.78             $0.00      $3,595,578.61       $169,425.17
Principal Paid                                 $3,765,003.78             $0.00      $3,595,578.61       $169,425.17

Ending Balance                                $49,297,540.90             $0.00     $43,202,323.35     $6,095,217.55
Note / Certificate Pool Factor                                          0.0000             0.1244            0.2945
   (Ending Balance / Original Pool Amount)
Total Distributions                            $4,046,576.16             $0.00      $3,843,217.51       $203,358.65

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                  $77,237.11
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,790,070.57
(Release) / Draw                                ($131,249.31)
Ending Reserve Acct Balance                    $9,658,821.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of January 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6               5                4                3                 2               1
                               Aug-99          Sep-99           Oct-99           Nov-99            Dec-99          Jan-00
Beginning Pool Balance    $76,686,469.51   $72,004,628.02   $67,117,369.24   $62,381,506.88    $57,024,922.28   $53,062,544.68

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $29,281.81       $26,119.71       $31,627.11       $16,230.71        $43,120.73       $25,930.25
    Recoveries               $218,219.04      $247,754.39       $40,276.84      $123,046.97       $100,964.67       $59,893.79

Loss Trigger - Reserve Account Balance                               Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)        $73,977.53              Total Charged off (Months 1 - 6)            $172,310.32
     Total Recoveries (Months 3, 2, 1)        $283,905.43              Total Recoveries (Months 1 - 6)             $790,155.70
     Net Loss / (Recoveries) for 3 Mos       ($209,927.90)(a)          Net Loss/(Recoveries) for 6 Mos.           ($617,845.38)(c)

Total Balance (Months 5, 4, 3)            $201,503,504.14 (b)          Total Balance (Months 1 - 6)            $388,277,440.61 (d)

Loss Ratio Annualized  [(a/b) * (12)]            -1.2502%              Loss Ratio Annualized [(c/d) (12)]             -1.9095%

Trigger:  Is Ratio > 1.5%                              No              Trigger:  Is Ratio > 6.0%                            No

                                                                                 Nov-99            Dec-99          Jan-00
B)   Delinquency Trigger:                                                       $372,756.86       $514,258.83      $695,300.82
     Balance delinquency 60+ days                                                  0.59754%          0.90181%         1.31034%
     As % of Beginning Pool Balance                                                0.70019%          0.70484%         0.93657%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                 2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer